Warner Norcross & Judd LLP
Attorneys at Law
900 Fifth Third Center
111 Lyon Street, N.W.
Grand Rapids, Michigan 49503-2487

Telephone (616) 752-2000
Fax (616) 752-2500

October 9, 2008

EDGAR TRANSMISSION

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re:	ChoiceOne Financial Services, Inc. Commission File No. 000-19202 Form 8-K

Dear Sir or Madam:

                Transmitted with this letter is a copy of the Form 8-K on behalf of ChoiceOne Financial Services, Inc. ("ChoiceOne"), which is transmitted electronically through the EDGAR system and is subject to Regulation S-T. Pursuant to Rule 309, only one copy of this electronically formatted document is transmitted.

                This firm has on file a manually signed counterpart of each signed document that appears in electronic format in the filing. We hereby undertake, on behalf of ChoiceOne, to retain such signed documents for a period of five years and to furnish any such signed document to the Commission or its staff upon request.

                If the Commission has any comments or will require any further information, please call me at (616) 752-2353.

Very truly yours,

/s/ Daniel C. Persinger

Daniel C. Persinger